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                                                                   Exhibit 21.01



                           SOUTHWEST GAS CORPORATION
                     LIST OF SUBSIDIARIES OF THE REGISTRANT
                              AT DECEMBER 31, 1994

                                                                            STATE OF INCORPORATION
SUBSIDIARY NAME                                                              OR ORGANIZATION TYPE
- ---------------                                                              --------------------
The Southwest Companies                                                             Nevada
PriMerit Bank                                                              Federally chartered stock
                                                                                 savings bank
Paiute Pipeline Company                                                             Nevada
Carson Water Company                                                                Nevada
Southwest Gas Transmission Company                                            Partnership between
                                                                           Southwest Gas Corporation
                                                                          and Utility Financial Corp.
Utility Financial Corp.                                                             Nevada
LNG Energy, Inc.                                                                    Nevada




                                 PRIMERIT BANK
                                  SUBSIDIARIES
                              AT DECEMBER 31, 1994


First Nevada, Ltd.                                                                  Nevada
Home Trustee, Inc.                                                                  Nevada
Nevada Vistas Corporation                                                           Nevada
Nevada High Country II Corporation                                                  Nevada
Trans-Pacific Funding Corp.                                                       California
Nevada Karmlco                                                                    California
Nevada Los Colinas                                                                  Nevada
Nevada Verdemont                                                                  California
First Nevada Company                                                                Nevada
Nevada Equities, Ltd.                                                               Nevada
BSF Trustee, Inc.                                                                   Nevada
Nevada Laurel Corporation                                                           Nevada
Nevada Capital, Ltd.                                                              California
PriMerit Investor Services                                                          Nevada
Nevada Victorville Corporation                                                    California
Nevada Esinore Corporation                                                        California
Nevada La Cresta Corporation                                                      California